Exhibit 10.3(b)
                                                                 ---------------

                                    SERIES C
                                    --------

                                PROMISSORY NOTE
                                ---------------


$7,920,000                                                 Tehachapi, California
                                                           December 27, 1985


          FOR VALUE RECEIVED, ZOND WINDSYSTEM PARTNERS, LTD., SERIES 85-C, a California Limited Partnership (the "Partnership") hereby promises to pay to the order of ZOND CONSTRUCTION CORPORATION IV, a California corporation ("ZCC IV"), at 112 South Curry Street, Tehachapi, California 93561, or at such other address as may be designated by ZCC IV from time to time in writing, in lawful money of the United States of America, the principal sum of SEVEN MILLION NINE HUNDRED TWENTY THOUSAND DOLLARS ($7,920,000), together with interest thereon as provided for below and, upon demand, all costs (including without limitation reasonable attorney's fees) properly incurred in connection with the enforcement of, and the collection of all amounts due under, this Series C Promissory Note (this "Promissory Note").

          Simple interest shall accrue on the outstanding principal balance of this Promissory Note from and after December 27, 1985 at a rate of 10.75% per annum, computed on the basis of the actual number of days elapsed over a 360-day year.

          The Partnership promises to pay the principal amount of this Promissory Note, together with simple interest accrued at a rate set forth above on the outstanding balance of such principal amount, in thirty-two equal, semiannual, installments, each in the amount of FIVE HUNDRED TWENTY-THREE THOUSAND SEVEN HUNDRED SEVENTY AND 46/100 DOLLARS ($523,770.46), consisting of principal and accrued interest. The first such installment shall be paid on the six month anniversary date of the date set forth in the immediately preceding paragraph, the second such installment shall be paid on the twelve month anniversary date of the date set forth in the immediately preceding paragraph and thereafter one installment each shall be paid at six month intervals on the dates in each year commencing from the year 1987 and continuing through the year 2001 which correspond to the six month and twelfth month anniversary dates of the date set froth in the immediately preceding paragraph.


I93050[11814]131                      -1-

          This Note has been issued and is secured pursuant to a Purchase Note and Security Agreement (Series C) [the "Agreement"] dated as of December 2, 1985 between the Partnership and ZCC IV and is further secured by a Series C Deed of Trust and Assignment of Rents dated as of December 2, 1985 (the "Deed of Trust") made by the Partnership in favor of ZCC IV. Upon the occurrence of an Event of Default (as defined in the Agreement) or an event of default as provided for in
Section 4.01 of the Deed of Trust, the same not having been cured during any applicable cure period provided for in the Agreement or the Deed of Trust, ZCC IV may, at its election, declare all unpaid principal of, and all unpaid interest accrued under, this Promissory Note to be immediately due and payable, and, in the event such amounts are not immediately paid upon demand therefor, ZCC IV may exercise it rights as a secured party under the Agreement and/or as the beneficiary under the Deed of Trust, to foreclose on the security interests granted to ZCC IV under the Agreement and/or the Deed of Trust. This Promissory Note shall be without recourse to the Partnership, and in the event of any failure by the Partnership to pay any amount when due or payable (at the stated time of maturity or upon acceleration or otherwise) under this Promissory Note, ZCC IV's sole recourse shall be to the security provided for with respect to this Promissory Note in the Agreement and the Deed of Trust and the Partnership shall in no event be personally liable under this Promissory Note.

          This Promissory Note is subject to mandatory prepayment in accordance with the provisions of the Agreement. Except for any such mandatory prepayments, no prepayments of principal or interest shall be permitted during the five-year period commencing from the date of issuance of this Promissory Note. After the expiration of such five-year period, prepayments of principal may be made at any time provided that any such prepayment is accompanied by payment of all accrued interest thereon. Any optional prepayment shall be applied against payments due under this Promissory Note in reverse order of maturity.

          All payment to be made under this Promissory Note shall be unconditional, and shall not be subject to offset, defense or counterclaim until all amounts payable under this Promissory Note have been paid in full.

          The Partnership hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note, except to the extent such waiver is not permitted by law.


I93050[11814]131                      -2-

          This Promissory Note shall be construed in accordance with and governed by the laws of the State of California.

                                            ZOND WINDSYSTEM PARTNERS, LTD.
                                            SERIES 85-C,
                                            a California Limited Partnership
                                            112 South Curry Street
                                            Tehachapi, California  93561

                                            By its authorized General Partner:

                                               ZOND WINDSYSTEMS MANAGEMENT
                                               CORPORATION V,
                                               a California corporation


                                               By: /s/ Kenneth C. Karas
                                                  -----------------------------
                                                  Kenneth C. Karas
                                                  Senior Vice President
                                                  Chief Financial Officer


          This Note is a replacement for that certain Series C Promissory Note dated December 27, 1985 in the original principal amount of $7,920,000 payable to Zond Construction Corporation IV which was lost by the pledgee thereof, First Interstate bank of California, as Trustee, as evidenced by the attached Affidavit of Loss.


I93050[11814]131                      -3-

                     AFFIDAVIT OF LOST, DESTROYED OR STOLEN
                         PROMISSORY NOTES (THE "NOTES")



This Affidavit covers the following Promissory Notes (the "Notes"):

               Original
Date of        Principal
Note           Amount           Maker              Payee
----           ------           -----              -----

12/23/85       $7,920,000       Zond Wind          Zond Construction
                                System Part-       Corporation IV
                                ners Ltd.
                                Series 85-C

12/27/85       $7,920,000       Zond Wind          Zond Construction
                                System Part-       Corporation IV
                                ners Ltd.
                                Series 85-C



First Interstate Bank of California (the "Bank") is the pledgee of the Notes under Indenture and Security Agreement dated as of July 1, 1986, as amended on October 24, 1990 (the "Indenture") between the Bank as Trustee and Zond Construction Corporation IV ("Zond IV"). The Notes were endorsed to the Bank as Trustee.

In connection with the proposed discharge of the Indenture on August 14, 1992, the Bank, as Trustee, is obligated to return to Zond IV the collateral deposited with the Bank under the Indenture, which includes the Notes. The indebtedness evidenced by the Indenture is being refinanced pursuant to the terms of that certain credit agreement (the "Credit Agreement") dated as of June 30, 1992, among Zond Wind Systems Holding Company, Westpac Banking Corporation, as agent ("Agent"), and the lenders ("Lenders") party thereto. The Notes were to be pledged to the Agent and Lenders as collateral security under the terms of the Credit Agreement.

The Bank has not endorsed, or encashed, negotiated, transferred, assigned, or otherwise disposed of the Notes or of any interest therein. The Bank has made a diligent search for the Notes and has been unable to find the same. The Bank acknowledges that the maker of the Notes will have to issue replacement promissory notes, which replacement promissory notes will be pledged to Agent and Lenders as collateral security under the terms of the Credit Agreement.

The Bank hereby agrees to surrender the Notes for cancellation should it, at any time, find the Notes. The Bank hereby agrees to completely indemnify, protect and hold harmless the maker of each of the Notes, Zond IV, its successor by merger, Zond Windsystems Holding Company, the Agent and the Lenders, and each of their respective transferees, assigns, employees, officers, directors and agents (the "Obligees"), from and against all loss, costs and damages, including court costs and attorney's fees, which they may incur, to which they may be subject or for which they may be liable in respect of the Bank's failure to deliver the Notes to Zond IV at the time of the discharge of the Indenture.

The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligations on the part of the Obligees or their failure to inquire into, contest, or liquidate any claim, whenever such negligence, inadvertence, accident, oversight, breach, or failure may occur or have occurred.

Date:  August 20, 1992



                                             /s/ D. K. Barney, Vice President
                                             -----------------------------------
                                             First Interstate Bank of California
                                             As Trustee



Subscribed and sworn to before me
this 20th day of August, 1992.



/s/ Mona S. Lowe
---------------------------------            [Seal]










                                      -2-

LCC04818.W51
07/22/92 at 1:11pm

                                    ALLONGE


          Pay to the order of ZOND SYSTEMS, INC., a California corporation, that certain Series C Promissory Note dated December 23, 1985, in the original principal amount of $7,920,000, made by Zond Windsystem Partners, Ltd. Series 85-C, a California limited partnership, in favor of Zond Construction Corporation IV, a California corporation, and subsequently amended by that certain Modification Agreement dated as of July 1, 1986, the original replacement of which Promissory Note is attached hereto. In addition, the undersigned hereby conveys, transfers and assigns to ZOND SYSTEMS, INC., a California corporation, all the rights and benefits given to the undersigned pursuant to that certain Affidavit of Lost, Destroyed or Stolen Promissory Notes (The "Notes"), dated August 20, 1992 and executed by First Interstate Bank of California Trustee, a copy of which is attached hereto.


Dated: May 14, 1997                         ZOND WINDSYSTEMS HOLDING
      ----------------
                                            COMPANY, a California corporation


                                            By: /s/Adams S. Umanoff
                                               ---------------------------------

                                            Title: Sr. Vice Pres
                                                  ------------------------------

The following should be typed on the last page of the copy of the Promissory
Note:

     This Series C Promissory Note has been endorsed to Zond Systems, Inc., a California corporation, on May 14, 1997, pursuant to the Allonge attached
                           ------
hereto.

DATE PRINTED 17-DEC-85

ZOND SYSTEMS, INC.

LOAN AMORTIZATION SCHEDULE: SEMI-ANNUAL   SERIES 85-C PURCHASE NOTE - 1st
                                          100 TURBINES

FILE NAME: [ILLEGIBLE]

  PRINCIPAL AMOUNT        )    7,920,000         EQUAL AMORTIZATION               )           1
  TERM IN YEARS           )           16         EQUAL PRINCIPAL                  )           2
  INTEREST RATE (ANNUAL)  )       10.750%        SEMI-ANNUAL EQUAL AMORTIZATION   )  523,770.46
  LOAN AMORTIZATION       )                      SEMI-ANNUAL EQUAL PRINCIPAL      )  247,500.00

                                                            SEMI-ANNUAL
                              SEMI-ANNUAL    SEMI-ANNUAL    TOTAL            REMAINING
SEMI-ANNUAL    BEGINNING      PRINCIPAL      INTEREST       PAYMENT          PRINCIPAL
PERIOD         PRINCIPAL      PAID           PAID           BALANCE          BALANCE
------------   ------------   ------------   ------------   ------------     --------------
           1   7,920,000.00      98,070.46     425,700.00     523,770.46       7,821,929.54
           2   7,821,929.54     103,341.74     420,428.71     523,770.46       7,718,587.80
           3   7,718,587.80     108,896.36     414,874.09     523,770.46       7,609,691.44
           4   7,609,691.44     114,749.54     409,020.91     523,770.46       7,494,941.90
           5   7,494,941.90     120,917.33     402,853.13     523,770.46       7,374,024.57
           6   7,374,024.57     127,416.64     396,353.82     523,770.46       7,246,607.94
           7   7,246,607.94     134,265.28     389,505.18     523,770.46       7,112,342.66
           8   7,112,342.66     141,482.04     382,288.42     523,770.46       6,970,860.62
           9   6,970,860.62     149,086.70     374,683.76     523,770.46       6,821,773.92
          10   6,821,773.92     157,100.11     366,670.35     523,770.46       6,664,673.81
          11   6,664,673.81     165,544.24     358,226.22     523,770.46       6,499,129.58
          12   6,499,129.58     174,442.24     349,328.21     523,770.46       6,324,687.33
          13   6,324,687.33     183,818.51     339,951.94     523,770.46       6,140,868.82
          14   6,140,868.82     193,698.76     330,071.70     523,770.46       5,947,170.07
          15   5,947,170.07     204,110.06     319,660.39     523,770.46       5,743,060.00
          16   5,743,060.00     215,080.98     308,689.48     523,770.46       5,527,979.02
          17   5,527,979.02     226,641.58     297,128.87     523,770.46       5,301,337.44
          18   5,301,337.44     238,?23.57     284,946.89     523,770.46       5,062,513.87
          19   5,062,513.87     251,660.34     272,110.12     523,770.46       4,810,853.53
          20   4,810,853.53     265,187.08     258,583.38     523,770.46       4,545,666.46
          21   4,545,666.46     279,440.88     244,329.57     523,770.46       4,266,225.57
          22   4,266,225.57     294,460.83     229,309.62     523,770.46       3,971,764.74
          23   3,971,764.74     310,288.10     213,482.35     523,770.46       3,661,476.64
          24   3,661,476.64     326,966.09     196,804.37     523,770.46       3,334,510.55
          25   3,334,510.55     344,540.51     179,229.94     523,770.46       2,989,970.04
          26   2,989,970.04     363,059.57     160,710.89     523,770.46       2,626,910.48
          27   2,626,910.48     382,574.02     141,196.44     523,770.46       2,244,336.46
          28   2,244,336.46     403,137.37     120,633.06     523,770.46       1,841,199.09
          29   1,841,199.09     424,806.00      96,964.45     523,770.46       1,416,393.08
          30   1,416,393.08     447,639.33      76,131.13     523,770.46         968,753.75
          31     968,753.75     471,699.94      52,070.51     523,770.46         497,053.81
          32     497,053.81     497,053.81      26,716.64     523,770.46                .00